Exhibit 99.1

Carriage Services, Inc. Announces Proposed Private Offering of $120 Million of Convertible Subordinated Notes
HOUSTON, March 12, 2014 /PRNewswire/ -- Carriage Services, Inc. (NYSE: CSV) (the “Company”) announced today that it intends to offer, subject to market conditions, $120,000,000 aggregate principal amount of convertible subordinated notes due 2021 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant a 30-day option to the initial purchasers of the Convertible Notes for up to an additional $18,000,000 aggregate principal amount of the Convertible Notes. The Convertible Notes will be unsecured obligations of the Company and will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness. The Convertible Notes will accrue interest payable semiannually in arrears. Prior to December 15, 2020, the Convertible Notes will be convertible at the option of the holder only upon the occurrence of certain events and during certain periods. Upon conversion, the aggregate principal amount of the Convertible Notes so converted will be paid in cash and any conversion obligation in excess of the aggregate principal amount will be satisfied by the payment or delivery, as the case may be, of cash, shares of the Company's common stock or a combination of cash and shares of the Company's common stock, at the Company's election. The Convertible Notes will mature in 2021, unless earlier repurchased or converted in accordance with their terms prior to such date. The interest rate, conversion rate, offering price and other terms are to be determined by negotiations between the Company and the initial purchasers.
The Company expects to use the net proceeds from this offering to redeem or repurchase its convertible junior subordinated debentures (or the corresponding trust preferred securities) or any shares of common stock issued upon conversion of such debentures and to repay amounts outstanding under its credit facility.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Any offer of the Convertible Notes will be made only by means of a confidential offering memorandum.
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company.
Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 161 funeral homes in 26 states and 31 cemeteries in 10 states.